News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MARCH 2010
OPERATIONAL PERFORMANCE

HOUSTON, April 1, 2010 – Continental Airlines (NYSE: CAL) today reported a March consolidated (mainline plus regional) load factor of 83.1 percent, 3.7 points above the March 2009 consolidated load factor, and a mainline load factor of 83.6 percent, 3.7 points above the March 2009 mainline load factor.  Both March load factors were records for the month.  The carrier reported a record domestic mainline March load factor of 85.8 percent, 1.5 points above the March 2009 domestic mainline load factor, and an international mainline load factor of 81.7 percent, 5.9 points above March 2009.

During March, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 77.7 percent and a mainline segment completion factor of 99.8 percent.

In March 2010, Continental flew 7.9 billion consolidated revenue passenger miles (RPMs) and 9.5 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic increase of 5.2 percent and a capacity increase of 0.5 percent as compared to March 2009. In March 2010, Continental flew 7.0 billion mainline RPMs and 8.4 billion mainline ASMs, resulting in a mainline traffic increase of 5.5 percent and a mainline capacity increase of 0.8 percent as compared to March 2009. Domestic mainline traffic was 3.4 billion RPMs in March 2010, up 0.3 percent from March 2009, and domestic mainline capacity was 4.0 billion ASMs, down 1.4 percent from March 2009.

For March 2010, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 14.5 and 15.5 percent compared to March 2009, while mainline RASM is estimated to have increased between 13.0 and 14.0 percent.  For February 2010, consolidated passenger RASM increased 7.7 percent compared to February 2009, while mainline passenger RASM increased 5.8 percent compared to February 2009.

Continental ended the first quarter 2010 with an unrestricted cash, cash equivalents and short-term investments balance of approximately $3.15 billion.

Continental’s regional operations had a March load factor of 79.2 percent, 3.5 points above the March 2009 regional load factor. Regional RPMs were 838.5 million and regional ASMs were 1,058.1 million in March 2010, resulting in a traffic increase of 2.8 percent and a capacity decrease of 1.8 percent versus March 2009.

Continental Airlines is the world’s fifth largest airline.  Continental, together with Continental Express and Continental Connection, has more than 2,500 daily departures throughout the Americas, Europe and Asia, serving 133 domestic and 135 international destinations.   Continental is a member of Star Alliance, which overall offers 19,700 daily flights to 1,077 airports in 175 countries through its 26 member airlines.  With more than 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.  For nine consecutive years, FORTUNE magazine has ranked Continental as the top U.S. airline on its “World’s Most Admired Companies” airline industry list. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2009 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the potential for significant volatility in the cost of aircraft fuel, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including continuing weakness in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation and airline alliances, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
MARCH	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	3,401,491	3,390,269	0.3	Percent

International	3,634,196	3,277,526	10.9	Percent
Transatlantic	1,664,863	1,565,813	6.3	Percent
Latin America	1,190,080	1,113,772	6.9	Percent
Pacific	779,253	597,941	30.3	Percent

Mainline	7,035,687	6,667,795	5.5	Percent
Regional	838,488	815,944	2.8	Percent
Consolidated	7,874,175	7,483,739	5.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,963,739	4,020,884	-1.4	Percent

International	4,450,379	4,326,643	2.9	Percent
Transatlantic	2,084,057	2,135,950	-2.4	Percent
Latin America	1,446,105	1,390,708	4.0	Percent
Pacific	920,217	799,985	15.0	Percent

Mainline	8,414,118	8,347,527	0.8	Percent
Regional	1,058,134	1,078,017	-1.8	Percent
Consolidated	9,472,252	9,425,544	0.5	Percent
PASSENGER LOAD FACTOR
Domestic	85.8 Percent	84.3 Percent	1.5	Points

International	81.7 Percent	75.8 Percent	5.9	Points
Transatlantic	79.9 Percent	73.3 Percent	6.6	Points
Latin America	82.3 Percent	80.1 Percent	2.2	Points
Pacific	84.7 Percent	74.7 Percent	10.0	Points

Mainline	83.6 Percent	79.9 Percent	3.7	Points
Regional	79.2 Percent	75.7 Percent	3.5	Points
Consolidated	83.1 Percent	79.4 Percent	3.7	Points
ONBOARD PASSENGERS
Mainline	3,969,420	3,994,311	-0.6	Percent
Regional	1,523,566	1,503,202	1.4	Percent
Consolidated	5,492,986	5,497,513	-0.1	Percent
CARGO REVENUE TON MILES (000)
Total	99,595	73,552	35.4	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	8,973,332	8,909,320	0.7	Percent

International	9,752,575	8,780,258	11.1	Percent
Transatlantic	4,370,343	4,040,633	8.2	Percent
Latin America	3,347,332	3,105,758	7.8	Percent
Pacific	2,034,900	1,633,867	24.5	Percent

Mainline	18,725,907	17,689,578	5.9	Percent
Regional	2,192,299	2,099,797	4.4	Percent
Consolidated	20,918,206	19,789,375	5.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	10,988,274	11,176,555	-1.7	Percent

International	12,403,001	12,175,408	1.9	Percent
Transatlantic	5,703,679	6,024,745	-5.3	Percent
Latin America	4,139,763	3,933,991	5.2	Percent
Pacific	2,559,559	2,216,672	15.5	Percent

Mainline	23,391,275	23,351,963	0.2	Percent
Regional	2,923,310	2,970,976	-1.6	Percent
Consolidated	26,314,585	26,322,939	0.0	Percent
PASSENGER LOAD FACTOR
Domestic	81.7 Percent	79.7 Percent	2.0	Points

International	78.6 Percent	72.1 Percent	6.5	Points
Transatlantic	76.6 Percent	67.1 Percent	9.5	Points
Latin America	80.9 Percent	78.9 Percent	2.0	Points
Pacific	79.5 Percent	73.7 Percent	5.8	Points

Mainline	80.1 Percent	75.8 Percent	4.3	Points
Regional	75.0 Percent	70.7 Percent	4.3	Points
Consolidated	79.5 Percent	75.2 Percent	4.3	Points
ONBOARD PASSENGERS
Mainline	10,560,615	10,561,693	0.0	Percent
Regional	3,972,684	3,846,171	3.3	Percent
Consolidated	14,533,299	14,407,864	0.9	Percent
CARGO REVENUE TON MILES (000)
Total	262,571	200,419	31.0	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MARCH	2010	2009	Change
On-Time Performance 1	77.7%	74.2%	3.5	Points
Completion Factor 2	99.8%	99.0%	0.8	Points
February 2010 year-over-year consolidated RASM change			7.7	Percent
February 2010 year-over-year mainline RASM change			5.8	Percent
March 2010 estimated year-over-year consolidated RASM change			14.5 - 15.5	Percent
March 2010 estimated year-over-year mainline RASM change			13.0 - 14.0	Percent

March 2010 estimated average price per gallon of fuel, including fuel taxes			2.16	Dollars
First Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.14	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage
	###